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                                                                      EXHIBIT 23



The Board of Directors
American Dental Partners, Inc.:


We consent to incorporation by reference in the registration statements (Nos.:
333-50605, 333-59075, 333-59077 and 333-59079) on Form S-8 of our report dated
February 11, 2000, relating to the consolidated balance sheets of American Dental Partners, Inc., as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of American Dental Partners, Inc.



                                     /s/ KPMG LLP


Boston, Massachusetts
March 15, 2000